EXHIBIT 24

POWER OF ATTORNEY

                     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of 3M Company, a Delaware corporation (the “Company”), hereby constitutes and appoints George W. Buckley, Patrick D. Campbell, Gregg M. Larson, Margaret M. Smyth, Janet L. Yeomans and Richard F. Ziegler, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Annual Reports for the Company’s fiscal year ended December 31, 2005, on Form 10-K under the Securities Exchange Act of 1934, as amended, any amendments thereto, and all additional amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

                     The undersigned have signed this Power of Attorney this 13th day of February 2006.

/s/ George W. Buckley	/s/ Patrick D. Campbell

George W. Buckley, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer and Director)	Patrick D. Campbell, Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Linda G. Alvarado	/s/ Margaret M. Smyth

Linda G. Alvarado, Director	Margaret M. Smyth (Principal Accounting Officer)

/s/ Edward A. Brennan	/s/ Aulana L. Peters

Edward A. Brennan, Director	Aulana L. Peters, Director

/s/ Vance D. Coffman	/s/ Rozanne L. Ridgway

Vance D. Coffman, Director	Rozanne L. Ridgway, Director

/s/ Michael L. Eskew	/s/ Kevin W. Sharer

Michael L. Eskew, Director	Kevin W. Sharer, Director

/s/ Edward M. Liddy	/s/ Louis W. Sullivan

Edward M. Liddy, Director	Louis W. Sullivan, Director

/s/ Robert S. Morrison

Robert S. Morrison, Director